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PLANET POLYMER TECHNOLOGIES, INC.                                   EXHIBIT 11.1
STATEMENT OF COMPUTATION OF COMMON AND COMMON EQUIVALENT SHARES
AS OF MARCH 31, 1998





                                                      1998              1997
                                                    ---------        ---------
Shares outstanding at beginning of period           5,271,269        5,271,269
    7,337 shares issued on December 15, 1997            7,337                0
    21,538 shares accrued December 31, 1997            21,538                0
                                                    ---------        ---------
Weighted average number of shares                   5,300,144        5,271,269
                                                                     =========
    10,169 shares issued on March 15, 1998              2,062
                                                    ---------
Weighted average number of shares                   5,302,206
                                                    =========